 EXHIBIT 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                   At September 30, 2002

ASSETS
Property Plant & Equipment
   Property Plant & Equipment                             $330,741,273
   Accumulated D, D & A                                   (123,550,441)
                                                    -------------------
Net Property, Plant & Equipment                            207,190,832
                                                    -------------------

Current Assets:
   Cash and Temporary Cash Investments                       9,792,257
   Notes Receivable-Intercompany                               200,000
   Receivables - Net                                         5,940,913
   Accounts Receivable-Intercompany                              1,388
   Unbilled Utility Revenue                                  6,124,215
   Materials/Supplies - Average Cost                         3,339,484
   Prepayments                                                  51,154
                                                    -------------------
Current Assets                                              25,449,411
                                                    -------------------

Other Assets                                                 8,826,029
                                                    -------------------

Total Assets                                              $241,466,272
                                                    ===================

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                $4,750
 Paid in Capital                                            38,245,591
   Earnings Reinvested in Business                         (13,586,600)
   Accumulated Other Comprehensive Income                    4,170,802
                                                    -------------------
Total Common Stock Equity                                   28,834,543

   Long-Term Debt Net of Current Portion                    21,177,572
   Notes Payable - Intercompany - Long Term                 90,000,000
                                                    -------------------
Total Capitalization                                       140,012,115
                                                    -------------------

Minority Interest in Foreign Subsidiaries                   28,785,491
                                                    -------------------

Liabilities:
   Notes Payable to Banks                                    2,277,978
   Notes Payable - Intercompany                             24,400,000
   Long Term Debt Due Current                               10,563,747
   Accounts Payable - Other                                 18,428,688
   Accounts Payable - Intercompany                           2,289,200
   Other Accruals & Current Liabilities                     (1,104,943)
                                                    -------------------
 Total Current Liabilities                                   56,854,670
                                                    -------------------

Deferred Credits:
   Accumulated Deferred Income Tax                          14,073,581
   Fair Market Value of Derivative
   Financial Instruments                                             -
   Other Deferred Credit                                     1,740,415
                                                    -------------------
Total Deferred Credits                                      15,813,996
                                                    -------------------

Total Capitalization & Liabilities                        $241,466,272
                                                    ===================